2026 INVESTOR DAY 1 2026 Investor Day March 10 | New York City Empowering Consumers with a Scalable Ecosystem Exhibit 99.2

2026 INVESTOR DAY 2 John A. Baugh, CFA VP, Investor Relations Welcome and Opening Remarks

2026 INVESTOR DAY 3 Forward Looking Statements Statements in this presentation regarding PROG Holdings, Inc.’s (the “Company”) businesses, operations and performance that are not historical facts are "forward-looking statements" that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements generally can be identified by the use of forward-looking terminology, such as “expect”, “outlook”, “targets” and similar forward-looking terminology. These risks and uncertainties include those discussed under "Risk Factors" in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 18, 2026. Statements in this presentation that are forward-looking include statements about: (i) the Company’s ability to grow profitably and create long-term value for its shareholders; (ii) the benefits the Company expects from its acquisition of Purchasing Power and from its Four and MoneyApp businesses; (iii) the future performance of Progressive Leasing, including with respect to its direct-to-consumer and other GMV growth initiatives and the health of its lease portfolio; (iv) the advancement of the Company’s technology initiatives and the benefits expected from them; (v) the Company’s 2026 outlook; and (vii) the Company’s three-year performance targets. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. Except as required by law, the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances after the date of this presentation.

2026 INVESTOR DAY 4 8:30 AM Welcome and Opening Remarks John A. Baugh, CFA | VP, Investor Relations Company Overview and Vision: Driving Financial Empowerment through an Ecosystem of Solutions Steve Michaels | President & Chief Executive Officer PROG Leasing + Retail Partner Fireside Chat: Accelerating Growth through Differentiated Value Proposition Nate Roe | Chief Commercial Officer, Progressive Leasing Panelist: Jody Putnam | Chief Revenue Officer, Mattress Firm Panelist: Lisa Walker | President of Jewelry Services, Signet Jewelers Purchasing Power: Scaling Growth through a New Customer Acquisition Channel Lee Wright | President, Purchasing Power 9:55 AM Q&A Session with Above Presenters 10:15 AM BREAK 10:25 AM Four Technologies: Accelerating Growth with Profit Expansion John Trainor | President, Four Technologies MoneyApp: Providing a Dynamic Liquidity Solution with a Frictionless Consumer Experience Lee Wright | President, Purchasing Power Enabling Next Era of Growth with Our Digital and Data Capabilities Sridhar Nallani | Chief Technology Officer Charting a Clear Path Toward Profitable Growth and Long-term Shareholder Value Creation Brian Garner | Chief Financial Officer Closing Remarks: Invest with Us Steve Michaels | President & Chief Executive Officer 11:30 AM Q&A Session with All Presenters 12:00 PM Adjourn Today’s Agenda

2026 INVESTOR DAY 5 Company Overview and Vision: Driving Financial Empowerment through an Ecosystem of Solutions Steve Michaels President & Chief Executive Officer

2026 INVESTOR DAY 6 Empowered by Our Mission To Create a Better Today and Unlock the Possibilities of Tomorrow through Financial Empowerment

2026 INVESTOR DAY 7 Key Messages 1 Developing and deploying an integrated, industry-leading ecosystem of solutions serving underserved individuals and families Expanding our portfolio through complementary offerings that deepen customer engagement, diversify revenue, and accelerate profitable growth 2 Investing in data, technology, and innovation to strengthen competitive moat while streamlining costs3 Executing a clear strategy – Grow, Enhance, Expand – to deliver compelling value for both customers and shareholders4

# PROG Holdings at a Glance (NYSE: PRG)

**KEY STATS**[1]
*(As of 12/31/2025)*

| ~$1.4B | $2.5B | $2.41B | $269.2M | $200.4M | ~3M |
|---|---|---|---|---|---|
| Market Cap[2] | GMV | Revenues | Adj. EBITDA[3] | Free Cash Flow[4] | Customers Served |

**Strong Brands Serving Underserved Consumers**

Progressive Leasing™ · four · moneyapp · Purchasing Power



**A Unified Financial Ecosystem to Serve – and Scale with – the Underserved Consumer**

[1] Stats do not include Purchasing Power. [2] As of 2/27/2026. [3] See Appendix for GAAP to Non-GAAP reconciliation table. [4] Excludes Vive. FCF represents cash from operations, net of capital expenditures and net investments in Four and MoneyApp loan receivables.

PROG Holdings, Inc.
2026 INVESTOR DAY 8

2026 INVESTOR DAY 9 Where We Are Going ▪ Building a unified financial ecosystem using cross-product data, decisioning, and customer insight ▪ Scaling ecosystem for a single consumer to engage with us across multiple products and life moments ▪ Unlocking cross-product growth through harmonized decisioning, driving higher customer lifetime value ▪ Expanding omni-channel distribution through national and regional retailers, employers, and growing DTC channel ▪ Scaling AI-enabled operating model that embeds more intelligence into the customer journey and improves customer lifetime value Our Transformation Journey Where We Have Been ▪ Successfully spun-out Aaron’s in 2020 ▪ Navigating dynamic market conditions and GMV pressure (macro / consumer headwinds) ▪ Strengthening and evolving the decisioning model ▪ Investing in new technologies to futureproof the organization ▪ Expanding the ecosystem of products offered Positioned for the Next Era of Growth and Profitability DTC: Direct-To-Consumer.

2026 INVESTOR DAY 10 Clear Profitable Growth Strategy for Value Creation Expand Enhance GrowGrow the company by expanding our industry-leading partnerships and DTC channels, accelerated by ecosystem cross-product opportunities Enhance our industry-leading consumer experience Expand our offerings through new product innovations and added capabilities DTC: Direct-To-Consumer.

2026 INVESTOR DAY 11 Anchored in Our Commitment to Serving the Underserved Addressing Consumer Needs through an Inclusive Financial Ecosystem 40% of U.S. population does not have access to traditional financial services ▪ Low, stable incomes ▪ Limited short-term savings / lack of emergency spending funds ▪ Limited or challenged credit history ▪ Often experiencing life-stage-driven purchasing needs (e.g., new home, growing family, etc.)

2026 INVESTOR DAY 12 Shared Customer DNA Across Our Ecosystem Typical Age: 35 – 54 Product Focus furniture, appliances, electronics; larger planned purchases What Customer Values transparency, reliability, durability, and simple terms Typical Age: 38 – 57 Product Focus necessities, home upgrades, stress relief, travel What Customer Values simple, pre-determined payment structure Typical Age: 18 – 34 Product Focus fashion, beauty, lifestyle; small ticket and discretionary purchases What Customer Values high digital engagement and low friction Typical Age: 18 – 34 Product Focus short-term liquidity between paychecks What Customer Values transparent, low-fee model with instant access to cash One Customer Segment, Multiple Financial Needs Shared Attributes Income-constrained (<$100K/yr) Credit Challenged Digitally Confident / Mobile First Value Transparency, Flexibility, and Speed

# Aligning the Right Solutions to the Right Consumer Needs

| | Progressive Leasing | four | moneyapp | Purchasing Power |
|---|---|---|---|---|
| **Payment Stream Timeframe** | Intermediate-term *(~12 months)* | Short-term *(~4 – 6 weeks)* | Short-term *(~1 – 2 weeks)* | Intermediate-term *(~12 months)* |
| **Typical Funding Amount** | ~$1,100 | ~$150 | ~$110 | ~$750 |
| **Consumer Uses of Funding** | Large ticket LTO leases from PROG retail partners and affiliates | Smaller ticket purchases from hundreds of retailers | Cash advance for anything | Medium to large purchases |
| **Value Relative to Alternatives** | No credit history required, fast access to higher-ticket items, predictable payments, early purchase options, access to leading national retailers | No credit bureau pull, zero-interest installments, usable at hundreds of online retailers, lower-cost / lower-risk option vs. revolving credit | Significantly lower cost than bank overdraft fees, no credit bureau pull, instant access, transparent / no-tipping pricing | No credit check, access to broad selection of name-brand products and services, transparent pricing, low total cost of ownership |

**Creating a Unified Leader in Flexible, Inclusive Financial Solutions**

PROG Holdings, Inc.

2026 INVESTOR DAY 13

2026 INVESTOR DAY 14 Building an Inclusive Financial Ecosystem Creating a Unified Leader in Flexible, Inclusive Financial Solutions Buy Now, Pay Later Payment Platform Short-term Cash Advances Lease-to-Own Solution Payroll Deduction Solution Offered as Employee Benefit BENEFITS TO PROG Lower customer acquisition costs Better consumer level data for decisioning and risk management Improved personalized, cross-marketing capabilities Stronger ability to attract enterprise retail partners, employers, and affiliate networks CONSUMER

2026 INVESTOR DAY 15 Evolving from a Leasing-centric Platform to a Multi-product Ecosystem Building a Broader Ecosystem to Drive Diversified Growth HISTORICAL Most cross-sell flows have driven growth in Leasing product FUTURE Increased emphasis on driving omni-directional cross-sell activity ~$45M of 2025 Leasing GMV generated through marketing to Four and MoneyApp customers Cross-sell activity is incorporated into executive comp plans Purchasing Power Added in 2026 via Acquisition

2026 INVESTOR DAY 16 Accelerating Our Approach with the Acquisition of Purchasing Power Purchase Price: $420M 2026 Adj. EBITDA1: $50M – 60M Double-digit % EPS Accretion2 Closed: January 2, 2026 A leading voluntary employee benefit program provider allowing employees to purchase brand-name products and services through either automatic payroll deductions or allotments Strategic Rationale ▪ Expands PROG’s ecosystem with a scalable payroll- deduction platform ▪ Unlocks a new, complementary consumer channel Brings Access to Complementary to Ecosystem ▪ Broadens payment-option portfolio by complementing existing offerings ▪ Creates cross-sell and upsell opportunities across our businesses ▪ Advances strategy to provide transparent and inclusive payment options to near and below-prime consumers 25+ Industries Served 1 See Appendix for non-GAAP definitions. 2 For FY 2026. 360+ Established Employer Clients 7M+ Eligible Employees Nationwide

# Well Positioned to Address Accelerating Customer Trends

**Inclusive, Alternative Payment Options for the Underserved**[1]

100M+ Americans are credit underserved

Inflation and higher prices pushing nonprime consumers toward alternative payment solutions

**BNPL and Short-term Credit as Everyday Budgeting Tools**[2]

~6% of U.S. e-commerce financed through BNPL

BNPL increasingly used for groceries and daily purchases

**Explosive Growth in Cash Advance Products**[3]

Tens of billions in earned wage and cash advances issued annually

Strong worker demand and growing interest in products with greater transparency for consumers

**Shift to Alternative Data, Embedded, Mobile-first Credit**[4]

Greater acceptance of consumer-permissioned and alternative data in decisioning

Consumers increasingly expect seamless, in-journey solutions across channels

**Uniquely Positioned with Financial Ecosystem Powered by Shared Data, Unified Decisioning, and Embedded Distribution**

PROG Holdings, Inc.

[1] Source: Experian. [2] Source: Morgan Stanley. [3] Source: CFPB. [4] Source: U.S. Department of Treasury.

2026 INVESTOR DAY 17

2026 INVESTOR DAY 18 Capitalizing on Our Sustainable Competitive Advantages Unified, proprietary data engine powering decisioning, personalization, and risk accuracy Multi-channel distribution of products across retail partners, employers, and DTC Personalized, data- driven marketing driving higher conversion and repeat usage Award-winning customer care that builds trust and retention Regulatory and compliance excellence trusted by leading national retailers and employers Exclusive long-term partnerships that are integrated with Leasing and Purchasing Power platforms

2026 INVESTOR DAY 19 Strategically Investing in Growth and Innovation Disciplined Investments in Innovation Have Expanded Capabilities and Strengthened Market Position Product Notable innovations, first-to-market solutions; strategic acquisitions that expanded capabilities, entered new markets, and enhanced client offerings People Development of talent programs and learning platforms to upskill workforce and strengthen delivery Process Investment to strengthen decisioning capabilities and streamline internal workflows while leveraging AI Technology Investments in data, AI, mobile platform, and PROG Marketplace

# Accountable Leadership Team Driving Long-term Profitable Growth



▷ **Steve Michaels**
President & Chief Executive Officer
**Joined: 1995**



▷ **Brian Garner**
Chief Financial Officer
**2012**



▷ **Nate Roe**
Chief Commercial Officer, Progressive Leasing
**2007**



▷ **Lee Wright**
President, Purchasing Power
**2025**



▷ **John Trainor**
President, Four Technologies
**2025**



▷ **Sridhar Nallani**
Chief Technology Officer
**2023**



**Todd King**
Chief Legal & Compliance Officer
**2017**



**Trevor Thatcher**
Chief Operations Officer, Progressive Leasing
**2013**



**Tanner Barney**
Chief Analytics Officer
**2010**



**Debra Fiori**
Chief People Officer
**2021**



**Andy Watson**
SVP, Marketing
**2023**



**Jahnavi Parekh**
SVP, Strategic Finance
**2022**



**John A. Baugh, CFA**
VP, Investor Relations
**2020**

## ~200 Years of Combined Industry Experience

PROG Holdings, Inc.

▷ Today's presenter.

2026 INVESTOR DAY 20

# Responsible and Engaged Board of Directors



**Ray Robinson**
Former President of AT&T; Chairman of the Board
**Joined: 2002**



**Douglas Curling**
Managing Principal of New Kent Capital
**2016**



**Cynthia Day**
President, CEO of Citizens Bancshares Corporation
**2011**



**Curtis Doman**
Co-Founder, Progressive Leasing
**2015**



**Robert Julian**
Former CFO of TheRealReal
**2024**



**Ray Martinez**
Co-Founder and President of EVERFI
**2021**



**Steve Michaels**
President & Chief Executive Officer, PROG Holdings
**2020**



**Daniela Mielke**
Managing Partner of Commerce Technology Advisors
**2024**



**Caroline Sheu**
Former Global Director of Digital Marketing for the Google Store
**2021**



**Jim Smith**
Former Executive Vice President of Wells Fargo
**2021**

## Skills Matrix

| Skill | % |
|---|---|
| C-suite Leadership | 90% |
| Finance Experience | 80% |
| Industry Experience[1] | 80% |
| Risk Management | 80% |
| Tech / Digital | 60% |

**80%** Independent Directors

[1] Includes financial services / payments / fintech experience.

PROG Holdings, Inc.
2026 INVESTOR DAY 21

2026 INVESTOR DAY 22 Investment Thesis: Positioning for Growth and Value Creation Data-driven marketing capabilities accelerated by proprietary data set Structural cost savings enabled by technology modernization and AI Compounding growth through multi-product ecosystem Deep competitive moat driven by breadth of distribution channels

2026 INVESTOR DAY 23 Nate Roe Chief Commercial Officer, Progressive Leasing PROG Leasing + Retail Partner Fireside Chat: Accelerating Growth through Differentiated Value Proposition

2026 INVESTOR DAY 24 Key Messages 1 Capitalizing on growing consumer need for lease-to- own flexible payment solutions Building on our leadership position as the leasing partner of choice for large, national retailers 2 Expanding the availability and accessibility of lease-to-own solutions through a growing direct-to-consumer platform3 Investing in advanced technology capabilities to deliver a modernized, frictionless customer experience and a future-ready business 4

2026 INVESTOR DAY 25 PROG Leasing Overview Leading In-store, App-based, and E-commerce POS LTO Solutions Provider KEY STATS $265.3M 2025 Adj. EBITDA ~$1.8B 2025 GMV 11.4% 2025 Adj. EBITDA Margin 1999 Platform Launched MAJOR RETAILER PARTNERS 2025 Revenues Attributed to Categories of Merchandise 58% 16% 15% Furniture, Appliances, Electronics Mobile Phones & Accessories Jewelry Mattresses Other Automobile Electronics & Accessories 4% 4% 3%

2026 INVESTOR DAY 26 Our Value Proposition Serving a Two-sided Marketplace Meeting an Essential Need for Consumers and Retailers Value for RETAILERS ▪ Expand total sales value through incremental full margin sales ▪ Provide access to below-prime customers ▪ Integrate directly with retailer marketing systems / campaigns ▪ 100% of retail price paid to retail partner upfront (no merchant discount rate) Value for CONSUMERS ▪ Enable access to leading national retailers to shop where prime customers shop ▪ Provide flexible payment options for underserved consumers ▪ Allow for timely purchases to meet essential consumer needs ▪ Provide seamless, mobile-first capabilities

2026 INVESTOR DAY 27 How It Works 1 Apply: Available online, through Progressive’s mobile app, and in-store with select leading retailers Instant Decision: Decisions are issued within seconds of application submission Approved: Customers shop for leasable items of their choice – approvals good for up to 90 days Initial Payment: An initial payment will be collected when the customer signs the lease Take Items Home: Customers take items home same day or arrange for delivery Simple Payments: Optional auto payments managed by the customer via phone, online, or mobile app 2 5 Product Overview: Mechanics of PROG Leasing “Simple and fast, it literally took less than 5 minutes for the whole process.” PROG Leasing Customer Testimonial 3 4 6

2026 INVESTOR DAY 28 PROG Leasing Demo Video

2026 INVESTOR DAY 29 SPOTLIGHT Consumer Value Proposition ▪ Simple, easy-to-use lease-to-own solution to acquire essential merchandise without traditional credit ▪ Streamlined decisioning requiring only a bank account ▪ Payment flexibility through manageable lease terms with clear, transparent cost structures and ownership options Progressive Leasing’s Role in PROG’s Inclusive Financial Ecosystem CONSUMER One Customer Segment, Multiple Financial Needs Illustrative Persona Maria, a 40-year-old single mother, shared a room and bed with her teenage daughter for several years given financial constraints, despite a steady income While at Mattress Firm, she learned about a flexible payment option through Progressive Leasing and was approved for a new mattress, giving both her and her daughter the independence they both deserve

2026 INVESTOR DAY 30 23% 18 – 34 49% 35 – 54 29% 55+ Progressive Leasing’s Core Customer Serving the Needs of an Underserved Population with a Valuable, Flexible Payment Solution Key HighlightsCustomer by Age Median Annual Income ~$50K – $54K Typical FICO Range 500 – 669+ Average Age ~39 Years Old Female ~57% Renters ~60%

2026 INVESTOR DAY 31 Well Positioned to Capitalize on Industry Growth Drivers Over 100M Americans are credit underserved with a growing interest from younger, unbanked customers Increasing interest from national retailers Pent-up demand tied to replacement cycle of old products Expanding utilization within emerging verticals

2026 INVESTOR DAY 32 Clear Strategic Priorities to Drive Long-term, Profitable Growth Drive Existing Retail Partner Adoption and Win New Pipeline Elevate Consumer and Retailer Experiences Expand the DTC Model (PROG Marketplace) Execute Technology Roadmap

2026 INVESTOR DAY 33 Solidifying Our Leadership Position with Leading National Retailers Proven Ability to Drive Retailer Sales and Elevate Brand Perception OUR VALUE PROPOSITION ▪ Unmatched compliance excellence and focus ▪ Full-stack payment option capabilities that expand approval opportunities ▪ Deep retail partner understanding through dedicated account teams and end-to-end operational integration ▪ Consistent, consumer-friendly pricing without add-on fees ▪ Fast, efficient tech stack integration with continuous enhancement delivery “Not just the best partner in financial services, but the best partner, period.” PROG Leasing Retail Partner Testimonial Solid Foundation of Secure, Long-term Contracts Only lease-to-own company with an extensive portfolio of large national retailers ~70% of GMV now exclusively contracted into the 2030s

2026 INVESTOR DAY 34 Driving Increased Momentum in Retail Partner Adoption Strengthening Our Position as the Payment Solutions Partner of Choice for Retailers ▪ Three recent wins demonstrating PROG’s differentiated value proposition ▪ ~75% of applicants from these new partners are net-new to PROG ADD NEW LARGE, REGIONAL AND NATIONAL RETAILERS EXPAND REACH WITHIN SMB SPACE ▪ Targeting organic growth as SMB retailers increasingly seek out PROG solutions ▪ Adding greater business development “firepower” behind SMB expansion ▪ Early traction on ecosystem cross-sell and collaboration opportunities ▪ Growth enabled by tech and efficiency advancements EXPAND RELATIONSHIPS WITH EXISTING PARTNERS SMB: Small Medium Business.

2026 INVESTOR DAY 35 Elevating Consumer and Retailer Experiences 5 – 7 Year Contracts Enable Investments in Long-term Capabilities Enhancing Consumer Experiences Streamlined application experience reducing friction Smart decisioning capabilities accelerating approval flow Improved web experience with consumer-friendly navigation and design Transforming How Retailers Work with PROG Modernizing retailer experience from end to end and reducing time to launch Faster, easier integrations enabling retailers to pilot and integrate new capabilities in days instead of weeks

2026 INVESTOR DAY 36 Expanding DTC Model through PROG Marketplace Allowing Customers to View Progressive Leasing as an Extension of Their Existing Wallet Key Priorities ▪ Enable direct engagement to select retailers through PROG app or website - Major retailers available (e.g., Amazon, Walmart, Target) - Shop anywhere, any time ▪ Leverage personalization to expand consumer engagement ▪ Increase awareness of leasing as a payment option and PROG’s value proposition, especially among Gen Z

2026 INVESTOR DAY 37 Executing Technology Roadmap Driving Faster, More Intelligent, and Tailored Outcomes for Consumers and Retailers Key Priorities Increase speed of retail partner integration ▪ Leverage new leasing platform to enhance performance Drive increased AI usage in decisioning and customer service ▪ Integrate products through unified decisioning approach ▪ Focus on cross-product opportunities across ecosystem Enhance internal productivity ▪ Shift high-volume interactions to new, transactional chatbot ▪ Expand API capabilities

2026 INVESTOR DAY 38 Key Takeaways 1 2 3 4 Capitalizing on growing consumer need for lease-to-own flexible payment solutions Building on our leadership position as the leasing partner of choice for large, national retailers Expanding the availability and accessibility of lease-to- own solutions through a growing direct-to- consumer platform Investing in advanced technology capabilities to deliver a modernized, frictionless customer experience and a future-ready business

2026 INVESTOR DAY 39 Retail Partner Discussion Panel Nate Roe Chief Commercial Officer, Progressive Leasing MODERATOR Jody Putnam Chief Revenue Officer, Mattress Firm PANELISTS Lisa Walker President of Jewelry Services, Signet Jewelers

2026 INVESTOR DAY 40 Lee Wright President, Purchasing Power Purchasing Power: Scaling Growth through a New Customer Acquisition Channel

2026 INVESTOR DAY 41 Key Messages 1 Expanding into a large employee market through an employer- based network providing underserved customers with options to purchase products and services Delivering a differentiated payment solution of payroll deduction / allotment that improves repayment outcomes and strengthens risk profile of broader PROG portfolio 2 Capitalizing on integrated data and access framework to deliver organic growth while serving as a cross-product engine to PROG’s B2B and B2C channels 3

2026 INVESTOR DAY 42 Purchasing Power Overview 100+ Relationships with Distribution Partners 360+ Established Employer Clients 7M+ Eligible Employees Nationwide 2001 Platform Launched KEY STATS ▪ E-commerce retail purchasing platform allowing employees to purchase products and services and pay in installments through payroll deduction / allotment ▪ Moated B2B2C model offered as a voluntary benefit to employees (customers) of the employer (client), powered by strong network of nationwide benefit brokers and partners ▪ Revenue and risk diversifier driven by sticky client relationships, repeat buyer behavior, and strong predictability and visibility PRODUCT DESCRIPTION 1 For a given year, represents the % of revenue from clients who joined the platform prior to the current year. ~98% Client Revenue Retention1

2026 INVESTOR DAY 43 How It Works 1 Client (employer) offers Purchasing Power’s program to its employees as a voluntary benefit Employee registers with Purchasing Power and browses its site or mobile app with 100K+ unique SKUs Employee / customer makes a purchase from online catalog, then Purchasing Power purchases that product or service from its vendor On behalf of Purchasing Power, vendor ships product directly to employee Payments are deducted from the employee’s paycheck in installments Employer (or TPA1) sends payroll deduction2 amounts to Purchasing Power 2 5 Product Overview: Mechanics of Purchasing Power 3 4 6 “I absolutely love Purchasing Power because I can shop from home, it’s convenient, and they take payments directly from my paycheck, so I don’t have to worry about making a payment. I’ve never had a problem with any purchases.” Donza – Purchasing Power Customer 1 Third Party Administrator. 2 Some employee payments from public sector-related employers are made via payroll allotment.

2026 INVESTOR DAY 44 Purchasing Power Demo Video

2026 INVESTOR DAY 45 SPOTLIGHT Consumer Value Proposition ▪ Upfront spending power provided to consumer with transparent, fixed payments on a wide selection of brand-name products and services ▪ Convenient payroll-deducted installments that reduce financial stress and simplify purchasing Purchasing Power’s Role in PROG’s Inclusive Financial Ecosystem Illustrative Persona Jason, a 45-year-old employee at a large city fire department, enrolls in Purchasing Power through his union’s voluntary benefits program He has good job stability and appreciates the access and convenience of the Purchasing Power services offered by his union, which allow him to pay for products and services over an extended period CONSUMER One Customer Segment, Multiple Financial Needs

2026 INVESTOR DAY 46 A Unique B2B Channel to Drive Increased Consumer Access Significant Growth Potential in Untapped Employee Benefits Market Value for Employer… ✓ Voluntary employee benefit at no cost to employer ✓ Improves employee loyalty ✓ Reduces financial stress by providing accessible and convenient services …Enhanced by Distribution Partner Alignment ✓ Significant, untapped market with benefit brokers not currently offering payment solutions ✓ Differentiates benefit brokers amongst employers ✓ Increases compensation for benefit brokers

2026 INVESTOR DAY 47 Near-term Industry Drivers – Growing Consumer Desire to Utilize Flexible Payment Solutions for Products and Services Growing consumer demand for predictable, low-friction payment methods Expansion of voluntary- benefit marketplaces, making it easier for employers to adopt new programs Increasing interest from brokers in selling voluntary benefits Heightened economic pressure on employees increasing demand for programs that reduce financial strain and support essential purchases

# Purchasing Power's Levers to Advance PROG's Growth Strategy

## KEY INITIATIVES

**Increase Penetration with Existing Eligible Consumers (Employees)**

- Capture increased share of SAM with existing employers, capitalizing on maturation of recently added client relationships
- Expand size of retail catalog and accelerate ramp up time to maximum penetration (currently ~3-years)

**Accelerate Client (Employer) Acquisition**

- Capture growing TAM of employers that 'fit the mold' for Purchasing Power
- Continue to expand relationships with distribution partners and grow direct sales efforts

**Unlock Enterprise-level Decisioning and Cross-sell Opportunities**

- Seek out opportunities to leverage shared data to improve decisioning
- Cross promote as an employee benefit to existing retail partners; explore addition of Four and/or MoneyApp to Purchasing Power

**Develop Payroll Allotment as a Strategic DTC Lever**

- Expand DTC offering of payroll allotment as a payment solution
- Provide payroll allotment to active PROG customers as a payment solution for services

PROG Holdings, Inc.

SAM: Serviceable Addressable Market. TAM: Total Addressable Market.

2026 INVESTOR DAY 48

2026 INVESTOR DAY 49 Key Takeaways 1 Expanding into a large employee market through an employer-based network providing underserved customers with options to purchase products and services 2 Delivering a differentiated payment solution of payroll deduction / allotment that improves repayment outcomes and strengthens risk profile of broader PROG portfolio 3 Capitalizing on integrated data and access framework to deliver organic growth while serving as a cross-product engine to PROG’s B2B and B2C channels

2026 INVESTOR DAY 50 Q&A Session Above Presenters

2026 INVESTOR DAY 51 BREAK ~10 Minutes

2026 INVESTOR DAY 52 John Trainor President, Four Technologies Four Technologies: Accelerating Growth with Profit Expansion

2026 INVESTOR DAY 53 Key Messages 1 Building a proven growth engine with increase in scale (from 2021 launch to $736M+ in GMV in 2025) Operating a profitable and capital-efficient business model, balancing robust growth with meaningful profit improvement with our first year of positive Adjusted EBITDA in 2025 2 Strengthening our position in Buy Now, Pay Later (BNPL) with the right customers, a proven DTC model, and a massive market runway3

# Four Overview

## KEY STATS

| 2021 | ~3M | ~100K | 4.8/5 | $736.6M | 80% | ~10% |
|---|---|---|---|---|---|---|
| Launched App | Monthly Active Users[1] | Positive App Store Reviews[2] | Avg. Apple Store Rating | 2025 GMV | % of GMV from Subscribers[3] | Take Rate[4] |

## PRODUCT DESCRIPTION

- **Direct-to-consumer BNPL payment platform** connecting seamlessly with almost any retailer
- **Consumer engagement platform** that uses intelligent analytics, personalized marketing, and generative AI to drive retailer brand visibility
- **Diversified, high-margin revenue model** comprised of Four+ subscriptions, late fees, affiliate fees, platform fees, and interchange fees at ~10% take rate



PROG Holdings, Inc.

[1] As of December 2025. [2] As of March 1, 2026. [3] The share of total GMV generated from transactions placed by users with an active Four+ subscription at the time of purchase. [4] Revenue generated as a percentage of GMV over the trailing twelve-month period.

2026 INVESTOR DAY 54

2026 INVESTOR DAY 55 Product Economics of Four Platform TAKE RATE ~10% of GMV STANDARD REPAYMENT TERM 6 Weeks CURRENT SOURCES OF REVENUE Four+ Subscriptions, Late Fees, Affiliate Fees, Platform Fees, & Interchange Fees COLLECTION PERIOD Short Cycle Time: 95% of Principal Collected within 45 Days 1 Excluding charge offs. % of Principal Collected Over Time SPOTLIGHT: REPAYMENTS 50% 75% 100% 14 28 42 3 Equal, Additional Payments Across 6 Weeks Ability to Recycle Same Dollar 8x – 9x Annually Day 19 Visibility into Cohort Performance Day 0 25% Collected at Time of Order

2026 INVESTOR DAY 56 How Consumers Find Four Complementing Organic Strength with Paid Digital Marketing and Retailer Partnerships ▪ Organic search for alternative ways to manage spending ▪ Diversified paid marketing campaigns on social media platforms with low cost per install ▪ Positive viral social media posts educating potential consumers on app benefits 1 Achieved in September 2025. #4 App on Apple’s App Store Top Charts, Shopping Category1

2026 INVESTOR DAY 57 How It Works 1 Download Four app, connect your bank account, and receive spending limit Shop for merchandise by engaging with retailer e-Commerce platforms and apps Choose payment method of choice (e.g., bank-issued debit or credit card) Split purchase into 4 equal payments, which can be automatically scheduled; first payment takes place immediately Use the Four app to manage orders / payments and discover new retailers Add on Four+ subscription at any point, which unlocks access to premium merchants and premium support 2 5 Product Overview: Mechanics of Four 3 4 + “Really helps — when you’re on a fixed income and need extra cash, Four really helps. Way better than using a credit card, spending thousands of dollars, and paying $25 a month with no end in sight. With Four, you split it into four payments and you’re done. A quick payoff when you need it most.” App Store Review (12/18/25)

2026 INVESTOR DAY 58 Four Demo Video

2026 INVESTOR DAY 59 SPOTLIGHT Consumer Value Proposition ▪ Low-friction entry point – non-FICO underwriting; simply connect bank account and approved within seconds ▪ Direct customer relationship – customers start in app, build loyalty with app, and grow with Four over time Four’s Role in PROG’s Inclusive Financial Ecosystem Illustrative Persona Nicole, a 23-year-old working two restaurant jobs that needs a short-term financing option to help cover purchases She has a limited credit history and prefers to avoid high-interest credit cards, but can manage a flexible installment payment plan CONSUMER One Customer Segment, Multiple Financial Needs

2026 INVESTOR DAY 60 Well Positioned to Capitalize on Industry Growth Drivers through Lean, AI-native Team and Platform Embedding of BNPL across new platforms and experiences Expansion of AI commerce – AI assistants that shop, compare, and purchase on behalf of consumers AI-powered personalization and expanding monetization – curating recommendations, affiliate marketing, outbound campaigns, and personalized offers

2026 INVESTOR DAY 61 Four’s Strategic Priorities to Drive Long-term, Profitable Growth ▪ Identified what creates strong customer lifetime value ▪ Using targeted marketing to increase repeat purchase frequency while applying responsible underwriting to every transaction ▪ Launched travel support in partnership with Expedia and Travelocity ▪ Planning to introduce Four Card with tap-to-pay in 2026 ▪ Expecting to release new Four+ features throughout 2026: loyalty programs, order tracking, and opt-in credit reporting ▪ Focusing on lowest-risk consumers to drive more stable GMV growth and predictable loss rates ▪ Driving greater cross-marketing capabilities with PROG Holdings ▪ Leveraging generative AI tools to better solve customer needs efficiently and effectively ▪ Disciplined, highly effective support operations PROOF POINTS OF SUCCESS Increase Repeat Usage to Drive Customer Lifetime Value Innovate New Product and Subscription Features Enhance Customer Support and Communications Develop Scalable Marketing Capabilities to Stimulate Customer Acquisition

2026 INVESTOR DAY 62 Key Takeaways 1 Building a proven growth engine with increase in scale (from 2021 launch to $736M+ in GMV in 2025) 2 Operating a profitable and capital-efficient business model, balancing robust growth with meaningful profit improvement with our first year of positive Adjusted EBITDA in 2025 3 Strengthening our position in Buy Now, Pay Later (BNPL) with the right customers, a proven DTC model, and a massive market runway

2026 INVESTOR DAY 63 Lee Wright President, Purchasing Power MoneyApp: Providing a Dynamic Liquidity Solution with a Frictionless Consumer Experience

2026 INVESTOR DAY 64 Key Messages 1 Scaling a dynamic solution to provide short-term liquidity for budget-constrained consumers Delivering one of the fastest, most frictionless consumer experiences for accessing a cash advance2 Offering an economically competitive solution with transparent and “no-tipping” pricing3

# MoneyApp Overview

## KEY STATS[1]

| 2022 | 2M+ | 280K+ | 1.5M+ | 350K+ | ~$12.7M |
|---|---|---|---|---|---|
| Platform Formed | Total Sign-ups | Transacting Customers | Advances Delivered | Monthly Active Users | 2025 Revenue |

## PRODUCT DESCRIPTION

- **Short-term liquidity solution** for consumers with steady incomes and bank accounts
- **Cost-effective alternative** to bank overdraft products
- **Simple app- and web-based** user interface and fast onboarding process



PROG Holdings, Inc.

[1] As of 12/31/2025, unless otherwise noted.

2026 INVESTOR DAY 65

# Product Overview: Mechanics of MoneyApp

## Illustrative Cash Advance Transaction



Validate Identity
ML Decision
EXPRESS
8 Seconds
2 – 3 Business Days
STANDARD
Check Account Balance
$100
Collect Customer Information
Link Bank Account and Debit Card
Choose Amount
Choose Delivery Method
Repay Advance (+ Fee, if Express)

### Advance Amount

- New users qualify for up to $100 on their first advance
- Returning users may receive up to $250, depending on history
- Amounts are determined using AI-powered cash flow underwriting models

### Repayment Period

- ~9 days on average with a maximum ~1 month
- Aiming to align repayment date with paycheck

PROG Holdings, Inc.

ML: Machine Learning.

2026 INVESTOR DAY 66

2026 INVESTOR DAY 67 MoneyApp Demo Video

# MoneyApp's Role in PROG's Inclusive Financial Ecosystem


Progressive Leasing
four
CONSUMER
One Customer Segment, Multiple Financial Needs
PURCHASING POWER
moneyapp

## SPOTLIGHT

### Consumer Value Proposition

- Offers **flexible cash solutions to cover essential expenses** (e.g., rent or medical bills) for credit-challenged consumers
- **No interest**, **sign-up fees**, **credit check**, **late fees**, or **tipping allowed**
- **Attractive alternative to overdrafts** given MoneyApp's average fee of ~$13 per advance vs. ~$35 per bank overdraft fee

### Illustrative Persona

Joan, a 28-year-old personal assistant **needs cash** to cover an **unexpected trip to dentist**

She **does not have sufficient short-term savings** but can **repay the advance at next payroll cycle**



PROG Holdings, Inc.
2026 INVESTOR DAY 68

2026 INVESTOR DAY 69 Significant Opportunity to Capture Greater Share in a Highly Fragmented Market NEAR-TERM INDUSTRY DRIVERS 1 Source: PYMNTS Intelligence Study, March 2025. 2 Source: Empower “In Case of Emergency” study, April 2024. 3 Source: https://www.consumerfinance.gov/data-research/research-reports/empowering-low-Income-and- economically-vulnerable-consumers/. BACKGROUND A Large Portion of Americans Need Access to Short-term Cash 67% Of American Consumers Say They Live Paycheck to Paycheck1 37% Of Americans Can’t Afford an Unexpected Expense Over $4002 100M Low Income and Financially- constrained Americans3 Gaining share from other cash advance products and increasing volume capture from bank overdraft activity Leveraging digital data for cash-flow-based risk decisioning and broader monetization opportunities through app-based engagement

2026 INVESTOR DAY 70 MoneyApp’s Strategic Priorities to Drive Long-term, Profitable Growth Growing Total Number of Active Users through Paid Marketing and Ecosystem Cross Promotion ▪ Currently expanding customer base through paid marketing with very low customer acquisition cost ▪ Opportunity to gain additional customers as our ecosystem expands RECENT PROOF POINTS OF SUCCESS Increasing Responsible Repeat Usage to Drive Higher Customer Lifetime Value ▪ Introduced product extensions allowing customers to extend their cash advance for an extra pay cycle ▪ Launched pre-approvals for existing customers offering a second cash advance during a predetermined time period Exploring Data Monetization Opportunities to Scale ▪ Early-stage opportunity with significant long-term upside potential Offering Graduation Products on an Affiliate Basis ▪ Live offers in place through several affiliates (e.g., student loan installment program)

2026 INVESTOR DAY 71 Key Takeaways 1 Scaling a dynamic solution to provide short-term liquidity for budget- constrained consumers 2 Delivering one of the fastest, most frictionless consumer experiences for accessing a cash advance 3 Offering an economically competitive solution with transparent and “no-tipping” pricing

2026 INVESTOR DAY 72 Sridhar Nallani Chief Technology Officer Enabling Next Era of Growth with Our Digital and Data Capabilities

2026 INVESTOR DAY 73 Key Messages 1 Building a digital and data ecosystem with the scale and stability to be the leading fintech platform for the underserved Delivering best-in-class consumer and partner experiences by connecting products through shared data and capabilities2 Sharing customer insights and learnings across products to improve access, personalization, and cross-product growth3 Capitalizing on modernized technology stack to increase speed to market, flexibility, and innovation4

2026 INVESTOR DAY 74 Building on a Track Record of Digital Investments Moving from Fragmented Systems to a Unified, Cloud-based Platform Where We Were ▪ Large number of custom- built apps (“band-aids”) ▪ 17 different tech stacks leading to difficult scaling and long deliver times ▪ Focus on modernizing the foundation while keeping the lights on Where We Are ▪ One unified Leasing tech stack ▪ New core leasing system being implemented ▪ All critical applications hosted in the cloud ▪ Shifting from foundational modernization to automation and AI Where We Are Going ▪ Investing in AI enablement and agentic automation ▪ Accelerating time to market through more strategic investments ▪ Creating compelling customer experiences through a unified view of customer ▪ Improving stability, speed, and flexibility to drive innovation

2026 INVESTOR DAY 75 Creating a Digitally-enabled, Future-ready Organization through a Clear Digital Strategy Extending Our Digital and Data Capabilities Enhancing Customer Conversion Driving Speed and Flexibility through AI

2026 INVESTOR DAY 76 Building the Digital Core of the PROG Ecosystem Delivering Capabilities Faster and Helping Customers See Improvements Sooner One Platform, Four Products Unified Data, Decisioning, Personalization, and Delivery Extending Our Digital and Data Capabilities Extending Core Leasing Capabilities to Accelerate Speed and Quality ▪ Capitalizing on core capabilities developed in our Leasing business ▪ Extending and scaling core Leasing capabilities to optimize business functions □ Front-office capabilities: commerce tools, content management, decisioning, and AI □ Enterprise platforms: human capital management, ERP, contact center, and data ▪ Leveraging modernized tech stack to enable speed, precision, and scale CONSUMER One Customer Segment, Multiple Financial Needs

2026 INVESTOR DAY 77 Removing Friction to Deliver Exceptional Consumer Shopping Experiences Creating Experiences that Open the Doors to Growth and Scale KEY PRIORITIES 1 Personalized Cart Nurturing Creating a retail experience that is seamless and personalized for consumers Streamlined and Universal Decisioning Driving customer approvals based on a holistic view of their needs across products2 AI-based Affiliate Checkout Assistant Making it easier for consumers to purchase products through affiliate partners3 Self-service Expansion Expanding AI chatbots and transactional chat, while exploring agentic commerce4 OPPORTUNITY Seamlessly provide a full suite of products to consumers when and where they need them. Extending Our Digital and Data Capabilities

2026 INVESTOR DAY 78 FUTURE STATE Risk and Decisioning Capabilities: Unified, Data-driven Approach to Improve Customer Conversion Leveraging Shared Data to Drive Higher Customer Lifetime Value without Increasing Risk 1 Decisioning for Purchasing Power would come into play for customers who would use payroll allotment. ✓ Single eligibility framework supporting Leasing, Four, MoneyApp, and Purchasing Power1; customers assessed once, matched to right solution ✓ Dynamic, real-time adaptive application experiences ✓ Integrated consumer and performance insights used across products to enable cross-product activation and improved lifetime value ✓ Reduce time to deploy improvements to UX and access logic across enterprise; quicker iteration > faster conversion Enhancing Customer Conversion

2026 INVESTOR DAY 79 Enhancing PROG Marketplace Experience to Drive Direct-to-Consumer Growth Monolithic and custom leasing flow that resulted in subpar customer conversion rates FROM PROGLEASING.COM ▪ A digital front door connecting customers to retailers and payment solutions ▪ Powerful foundation to drive personalized offers and higher customer conversion ▪ Flexible, proven platform that can easily scale to support multiple ecosystem products TO PROG MARKETPLACE Enhancing Customer Conversion Modernizing PROG Marketplace as a Scalable Growth Engine

2026 INVESTOR DAY 80 Modernizing Our Operations: Implementing Lease Modernization Enhancing Leasing Process to Remove Friction and Optimize the Customer Experience API: Application Programming Interface. Enhancing Customer Conversion WHAT WE’VE DONE ▪ API-first approach, built on “headless” architecture ▪ Implemented Retail self-service tools and API- driven retailer enablement for faster onboarding and integration WHAT WE ARE DOING ▪ Implementing externally developed platform with industry-standard capabilities

2026 INVESTOR DAY 81 Empowering Innovation through AI-first Architecture: Recent Implementations of AI Delivering Real AI-driven Value Today, While Positioning for a More AI-centric Tomorrow CUSTOMER EXPERIENCE ▪ 75% faster decisions ▪ 20% more accurate ▪ +23% marketplace conversions Leveraging AI to quickly and accurately categorize items as leasable or not ▪ 30% higher returns and reduced lead costs by 25% through recent Back-to- School campaign Integrating generative AI into marketing capabilities to create and optimize ad content automatically ▪ 75K+ transactional chat sessions per month ▪ <9% transfer to live agent Utilizing transactional, AI- driven customer chat box to increase engagement and conversion rates ▪ 18K+ questions resolved to date with 58% resolved on first attempt ▪ 24/7 availability Launched Piper+, AI- powered assistant, for employee HR and tech questions Driving Speed & Flexibility through AI MARKETING OPERATIONS HUMAN RESOURCES

2026 INVESTOR DAY 82 Building for the Future: What’s Next for AI Empowering Our People to Become ‘Super Employees’ through AI Advancing AI maturity by moving from experimentation to integration Providing access to secure, scalable AI tools (e.g., Copilot and ChatGPT) to 600+ knowledge workers tailored to each business function Empowering all employees with no-code tools and hands-on support Investing in training (e.g., workshops, AI Center of Excellence) to ensure teams have skills and resources readily available Continue partnering with industry leaders to drive ongoing innovation KEY PRIORITIES GOAL Enhance Productivity and Accelerate Growth Driving Speed & Flexibility through AI

2026 INVESTOR DAY 83 Key Takeaways 1 2 3 4 Building a digital and data ecosystem with the scale and stability to be the leading fintech platform for the underserved Delivering best-in-class consumer and partner experiences by connecting products through shared data and capabilities Sharing customer insights and learnings across products to improve access, personalization, and cross-product growth Capitalizing on modernized technology stack to increase speed to market, flexibility, and innovation

2026 INVESTOR DAY 84 Brian Garner Chief Financial Officer Charting a Clear Path Toward Profitable Growth and Long-term Shareholder Value Creation

2026 INVESTOR DAY 85 Key Messages 1 Expanding GMV through multiple growth channels with new and existing partners, employer access, affiliates and scaled DTC channels Enhancing portfolio quality and managing risk through AI-enabled decisioning that protects margins and supports disciplined growth2 Unlocking ecosystem synergies through shared decisioning, customer overlap, and cross-product engagement to improve unit economics and increase customer lifetime value 3 Driving margin expansion via cost efficiencies from modernization, automation, and scale leverage across servicing, product, and technology 4 Converting earnings into strong FCF, enabling reinvestment in growth, accelerated deleveraging, and value-accretive capital allocation 5

2026 INVESTOR DAY 86 Building Confidence through Clear Financial Actions Navigating a Path to Value Creation with Credible Strategy and Execution …and Enhancing Our Foundation… GMV expansion from new retail partnerships Accelerated growth from ecosystem offerings Immediate Purchasing Power revenue and earnings accretion Navigating Recent Challenges… Limited leasing GMV growth Retail partner financial challenges Consumer credit headwinds …for a Clear Path Toward Growth Longer-term revenue synergies tied to financial ecosystem Unlocking cross-product growth through AI-powered decisioning, lower customer acquisition cost, and higher lifetime value Growth in DTC channel Eventual recovery in consumer- level macro dynamics

2026 INVESTOR DAY 87 KEY FACTORS ▪ Headwinds in consumer durable goods demand ▪ Retail partner disruptions ▪ Elevated consumer credit stress ▪ Investment in tech modernization ▪ Strong execution, expanding market share across existing leasing partners, and Four’s accelerated growth starting in 2024 helped mitigate macro headwinds Financial Performance Overview While Certain Macro and External Dynamics Created Short-term Headwinds, PROG is Now Positioned for Structurally Stronger, More Diversified Growth Going Forward $2.5B Consolidated GMV $2.41B Consolidated Revenue $269.2M Consolidated Adj. EBITDA1 $200.4M Consolidated FCF2 KEY METRICS (2025) $2,527 $2,409 9.6% 11.2% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% 18.0% 20.0% $- $500 $1,000 $1,500 $2,000 $2,500 $3,000 2022 2025 REVENUE ($M) vs. ADJ. EBITDA MARGIN1 (%) ADJ. EPS1 $2.36 $3.51 0 0.02 0.04 0.06 0.08 0.1 0.12 0.14 0.16 0.18 0.2 $- $0.50 $1.00 $1.50 $2.00 $2.50 $3.00 $3.50 $4.00 2022 2025 1 See Appendix for GAAP to Non-GAAP reconciliation table. 2 Excludes Vive. Consolidated FCF represents cash from operations, net of capital expenditures and net investments in Four and MoneyApp loan receivables.

2026 INVESTOR DAY 88 Long-term Growth Algorithm – Clear Path Forward to Execute with Discipline Revenue and Margin Expansion Strong Free Cash Flow Disciplined Capital Deployment Shareholder Value Creation Drive scale, cost discipline, and pricing optimization across ecosystem of products Build off established track record of strong FCF generation with minimal capital requirements Continue to generate more cash consistently Invest in high ROI growth initiatives Pay down debt Return value to shareholders through opportunistic share repurchases Compound value over time consistently, efficiently, and profitably + + =

2026 INVESTOR DAY 89 Delivering Revenue Growth through Strategic Execution Revenue Growth Going Forward is Not Tied to a Single Product or Cycle — it is Driven by a Diversified Ecosystem, Smarter Decisioning, and a Broader Distribution Footprint Multi-channel GMV Expansion Reduces Dependence on the LTO Cycle Ecosystem Cross-sell Increasing Revenue per Customer Technology Modernization Unlocks Higher Conversion Purchasing Power Adds a New Payment Solution and Distribution Channel Partner Pipeline and New Vertical Access Expand Total GMV Potential

2026 INVESTOR DAY 90 Evolving from a Leasing-centric Platform to a Multi-product Ecosystem Building a Broader Ecosystem to Drive Diversified Growth HISTORICAL Most cross-sell flows have driven growth in Leasing product FUTURE Increased emphasis on driving omni-directional cross-sell activity ~$45M of 2025 Leasing GMV generated through marketing to Four and MoneyApp customers Cross-sell activity is incorporated into executive comp plans Purchasing Power Added in 2026 via Acquisition

2026 INVESTOR DAY 91 Remaining Disciplined on Risk Management Affirming Our Commitment to Deliver Consistent and Profitable Portfolio Performance Controlled, Transparent, and Consistent Ability to Manage Risk Proactively Managing Portfolio Risk through Consumer Headwinds Tightened decisioning posture to navigate consumer headwinds, prioritizing portfolio quality over GMV growth Expect Leasing’s provision for lease merchandise write offs to remain in annual target range of 6% – 8% Carrying strengthened risk practices into Four and Purchasing Power to ensure unified risk management across portfolio

2026 INVESTOR DAY 92 Driving Structural Cost Savings to Enable Growth and Margin Expansion Well Positioned to Deliver Our Long-term Margin Target through Disciplined Cost Management Maintaining strong expense discipline by aligning SG&A growth with revenue growth Sustaining a cost-conscious culture through needs-based hiring practices Prioritizing high-impact investments that improve operational efficiency, including the new leasing platform Executing a targeted initiative to reduce costs through AI-driven productivity and automation Driving Disciplined Expense Management Investing Strategically to Enhance Efficiency

2026 INVESTOR DAY 93 2.0x 1.5x High-quality Balance Sheet and Effective Liquidity Management 1.83x 1.49x 2.02x 1.08x 2022 2023 2024 2025 Target Range Net Leverage Ratio $600.0M Total Debt $308.8M Cash & Cash Equivalents1 $291.2M Net Debt1 $350.0M Available Credit $658.8M Total Available Liquidity (As of 12/31/2025) CAPITAL SUMMARY & FINANCIAL HIGHLIGHTS 1 Includes Vive cash.

2026 INVESTOR DAY 94 Balanced and Disciplined Capital Allocation Strategy Driving Significant Stakeholder Value Creation 1 Includes incremental investments in sales, technology, and marketing (2022 – 2025), reflecting targeted initiatives to drive growth. 63% 5% 32% Share Repurchases Dividends Business Investments Uses of Capital (2022 – 2025) Future Priorities: 2026 – 2028 De-lever Balance Sheet ▪ Drive toward long-term net debt to EBITDA range of 1.5x – 2.0x ▪ Maintain solid credit ratings Funding Organic & Inorganic Growth ▪ Reinvest portion of structural cost savings to fund growth initiatives ▪ Target opportunities in M&A once balance sheet is de-levered Returns to Shareholders ▪ Modestly grow dividend ▪ Opportunistically pursue share repurchases, while making debt reduction a key priority ~$879M 1

2026 INVESTOR DAY 95 Revised Full Year 2026 Outlook1 2026 Outlook (In thousands, except per share amounts) Low High PROG Holdings – Total Revenues from Continuing Operations $ 2,950,000 $ 3,070,000 PROG Holdings – Net Earnings from Continuing Operations 132,000 155,000 PROG Holdings – Adjusted EBITDA from Continuing Operations 320,000 350,000 PROG Holdings – Diluted EPS from Continuing Operations 3.34 3.79 PROG Holdings – Diluted Non-GAAP EPS from Continuing Operations 4.00 4.45 Key Assumptions ▪ Soft demand for consumer durable goods ▪ No material changes in current decisioning posture ▪ Effective tax rate for Non-GAAP EPS of ~26% ▪ No impact from additional share repurchases Note: See Appendix for GAAP to Non-GAAP reconciliation tables. 1 Revised as of 3/9/2026.

2026 INVESTOR DAY 96 Introducing 2025 – 2028 Growth Targets by Segment MSD: Mid Single Digits. LDD: Low Double Digits. GMV / Revenue Adj. EBITDA Progressive Leasing MSD MSD Four 50% – 60% 100%+ Purchasing Power LDD 25% – 35% 3-year CAGRs

2026 INVESTOR DAY 97 Introducing PROG Holding’s 2025 – 2028 Growth Targets 1 Based on 2025 results, pro forma for the inclusion of Purchasing Power. 20% – 25% Consolidated GMV 5% – 8% Revenue 13% – 16% Adj. EBITDA 17% – 20% Adj. EPS 3-year CAGRs1

2026 INVESTOR DAY 98 Key Takeaways 1 Expanding GMV through multiple growth channels with new and existing partners, employer access, affiliates and scaled DTC channels 2 Enhancing portfolio quality and managing risk through AI-enabled decisioning that protects margins and supports disciplined growth 3 Unlocking ecosystem synergies through shared decisioning, customer overlap, and cross-product engagement to improve unit economics and increase customer lifetime value 4 Driving margin expansion via cost efficiencies from modernization, automation, and scale leverage across servicing, product, and technology 5 Converting earnings into strong FCF, enabling reinvestment in growth, accelerated deleveraging, and value-accretive capital allocation

2026 INVESTOR DAY 99 Closing Remarks: Invest with Us Steve Michaels President & Chief Executive Officer

# Investment Thesis: Positioning for Growth and Value Creation

**Structural cost savings enabled by technology modernization and AI**

- AI-enabled customer servicing materially reduces cost to serve
- Flexible lease engine streamlines operations while improving retailer and consumer experience



**Compounding growth through multi-product ecosystem**

- One customer, multiple products, and higher lifetime value
- Lower customer acquisition cost driven by cross sell
- Broadening B2B client and retail partner base



**Data-driven marketing capabilities accelerated by proprietary data set**

- Years of behavioral, transaction and payment data from millions of consumers
- Unified decisioning engine that improves accuracy and CX



**Deep competitive moat driven by breadth of distribution channels**

- Exclusive, multi-year enterprise retail contracts (~70% of Leasing GMV)
- ~7M eligible employees in employer network
- Fast growing DTC marketplaces and app-driven customer engagement



PROG Holdings, Inc.
2026 INVESTOR DAY 100

2026 INVESTOR DAY 101 Q&A Session All Presenters

2026 INVESTOR DAY 102 Appendix GAAP to Non-GAAP Reconciliation Tables

2026 INVESTOR DAY 103 Use of Non-GAAP Financial Measures Non-GAAP net earnings from continuing operations, non-GAAP diluted earnings from continuing operations per share, and adjusted EBITDA are supplemental measures of our performance that are not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”). Non-GAAP diluted earnings per share from continuing operations for the full year 2026 outlook excludes intangible amortization expense, restructuring expenses, transaction-related costs, and also excludes Vive as its normal operations have been discontinued as a result of the sale of its credit card portfolio in October 2025. Non-GAAP net earnings from continuing operations and non-GAAP diluted earnings per share from continuing operations for the three and twelve months ended December 31, 2025, exclude intangible amortization expense, transaction-related costs, restructuring costs, write-off of assets due to a retail partner bankruptcy, and costs related to the cybersecurity incident, net of insurance recoveries. Non-GAAP net earnings from continuing operations and non-GAAP diluted earnings from continuing operations per share for the three and twelve months ended December 31, 2022 exclude intangible amortization expense, restructuring expenses, impairment of goodwill and accrued interest on an uncertain tax position related to Progressive Leasing’s $175 million settlement with the FTC in 2020. The amount for the after-tax non-GAAP adjustment, which is tax effected using our statutory tax rate, can be found in the reconciliation of net earnings and diluted earnings per share to non-GAAP net earnings and diluted earnings per share table in this presentation. The Adjusted EBITDA figures presented in this presentation are calculated as the Company’s earnings from continuing operations before interest expense, net, depreciation on property and equipment, amortization of intangible assets and income taxes. Adjusted EBITDA for the full year 2026 outlook also excludes stock-based compensation expense, transaction-related costs for the acquisition of Purchasing Power, restructuring charges, and the operations of Vive. Adjusted EBITDA for the full year 2026 includes estimated interest expense on Purchasing Power’s asset-backed secured borrowings. Adjusted EBITDA for the three and twelve months ended December 31, 2025 also excludes stock-based compensation expense, costs related to the cybersecurity incident, net of insurance recoveries, restructuring costs, write- off of assets due to a retail partner bankruptcy, and transaction-related costs for the acquisition of Purchasing Power. Adjusted EBITDA for the three and twelve months ended December 31, 2022 also excludes stock-based compensation expense, restructuring expenses and impairment of goodwill. The amounts for these pre-tax non-GAAP adjustments can be found in the segment EBITDA tables in this presentation. Management believes that non-GAAP net earnings, non-GAAP diluted earnings per share, and adjusted EBITDA provide relevant and useful information, and are widely used by analysts, investors and competitors in our industry as well as by our management in assessing both consolidated and business unit performance. Non-GAAP net earnings from continuing operations, non-GAAP diluted earnings from continuing operations, and adjusted EBITDA provide management and investors with an understanding of the results from the primary operations of our business by excluding the effects of certain items that generally arose from larger, one-time transactions that are not reflective of the ordinary earnings activity of our operations or transactions that have variability and volatility of the amount. We believe the exclusion of stock-based compensation expense provides for a better comparison of our operating results with our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types. We believe interest expense on Purchasing Power’s asset-backed secured borrowings represents a direct operating cost required to generate revenue; therefore, the Company is including this interest expense when calculating consolidated and Purchasing Power’s adjusted EBITDA beginning in 2026. This measure may be useful to an investor in evaluating the underlying operating performance of our business. Adjusted EBITDA also provides management and investors with an understanding of one aspect of earnings before the impact of investing and financing charges and income taxes. These measures may be useful to an investor in evaluating our operating performance because the measures: • Are widely used by investors to measure a company’s operating performance without regard to items excluded from the calculation of such measure, which can vary substantially from company to company depending upon accounting methods, book value of assets, capital structure and the method by which assets were acquired, among other factors. • Are used by rating agencies, lenders and other parties to evaluate our creditworthiness. • Are used by our management for various purposes, including as a measure of performance of our operating entities and as a basis for strategic planning and forecasting. Non-GAAP financial measures, however, should not be used as a substitute for, or considered superior to, measures of financial performance prepared in accordance with GAAP, such as the Company’s GAAP basis net earnings and diluted earnings per share and the GAAP revenues and earnings before income taxes of the Company’s segments, which are also included in the presentation. Further, we caution investors that amounts presented in accordance with our definitions of non-GAAP net earnings, non-GAAP diluted earnings per share, and adjusted EBITDA may not be comparable to similar measures disclosed by other companies, because not all companies and analysts calculate these measures in the same manner.

# GAAP to Non-GAAP Reconciliation Table

## PROG Holdings, Inc. Reconciliation of Net Earnings from Continuing Operations and Diluted Earnings Per Share from Continuing Operations to Non-GAAP Net Earnings from Continuing Operations and Diluted Earnings Per Share from Continuing Operations (In Thousands, Except Per Share Amounts)

| | (Unaudited) Three Months Ended | | | | Twelve Months Ended |
|---|---|---|---|---|---|
| | Mar 31, | Jun 30, | Sept 30, | Dec 31, | Dec 31, |
| | | | 2022 | | |
| Net Earnings from Continuing Operations | $ 22,236 | $ 15,676 | $ 13,778 | $ 35,208 | $ 86,898 |
| Add: Intangible Amortization Expense | 5,724 | 5,723 | 5,725 | 5,722 | 22,894 |
| Add: Restructuring Expense | – | 3,673 | 4,670 | – | 8,343 |
| Add: Impairment of Goodwill | – | – | 10,151 | – | 10,151 |
| Less: Tax Impact of Adjustments[1] | (1,488) | (2,443) | (2,703) | (1,488) | (8,122) |
| Add: Accrued Interest on FTC Settlement Uncertain Tax Position | 539 | 647 | 755 | 972 | 2,913 |
| Non-GAAP Net Earnings from Continuing Operations | $ 27,011 | $ 23,276 | $ 32,376 | $ 40,414 | $ 123,077 |
| Diluted Earnings Per Share from Continuing Operations | $ 0.40 | $ 0.30 | $ 0.27 | $ 0.72 | $ 1.67 |
| Add: Intangible Amortization Expense | 0.10 | 0.11 | 0.11 | 0.12 | 0.44 |
| Add: Restructuring Expense | – | 0.07 | 0.09 | – | 0.16 |
| Add: Impairment of Goodwill | – | – | 0.20 | – | 0.19 |
| Less: Tax Impact of Adjustments[1] | (0.03) | (0.05) | (0.05) | (0.03) | (0.16) |
| Add: Accrued Interest on FTC Settlement Uncertain Tax Position | 0.01 | 0.01 | 0.01 | 0.02 | 0.06 |
| Non-GAAP Diluted Earnings Per Share from Continuing Operations[2] | $ 0.48 | $ 0.44 | $ 0.64 | $ 0.82 | $ 2.36 |
| Diluted Weighted Average Shares Outstanding | 55,706 | 52,961 | 50,547 | 49,170 | 52,075 |

[1] Adjustments are tax-effected using an assumed statutory tax rate of 26%. [2] In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.

PROG Holdings, Inc.
2026 INVESTOR DAY 104

# GAAP to Non-GAAP Reconciliation Table

## PROG Holdings, Inc. Reconciliation of Net Earnings from Continuing Operations and Diluted Earnings Per Share from Continuing Operations to Non-GAAP Net Earnings from Continuing Operations and Diluted Earnings Per Share from Continuing Operations (In Thousands, Except Per Share Amounts)

| | (Unaudited) Three Months Ended | | | | Twelve Months Ended |
|---|---|---|---|---|---|
| | Mar 31, | Jun 30, | Sept 30, | Dec 31, | Dec 31, |
| | | | 2025 | | |
| Net Earnings from Continuing Operations | $ 34,733 | $ 37,438 | $ 32,267 | $ 19,914 | $ 124,352 |
| Add: Intangible Amortization Expense | 4,001 | 4,000 | 3,999 | 4,001 | 16,001 |
| Add: Restructuring Expense | – | – | – | 2,798 | 2,798 |
| Add: Costs Related to the Cybersecurity Incident, Net of Insurance Recoveries | (18) | 127 | 58 | (255) | (88) |
| Add: Transaction-related Costs | – | – | – | 2,179 | 2,179 |
| Add: Write-off of Assets due to Retailer Bankruptcy | – | – | – | 4,996 | 4,996 |
| Less: Tax Impact of Adjustments[1] | (1,036) | (1,073) | (1,055) | (3,567) | (6,731) |
| Non-GAAP Net Earnings from Continuing Operations | $ 37,680 | $ 40,492 | $ 35,269 | $ 30,066 | $ 143,507 |
| Diluted Earnings Per Share from Continuing Operations | $ 0.83 | $ 0.92 | $ 0.80 | $ 0.49 | $ 3.04 |
| Add: Intangible Amortization Expense | 0.10 | 0.10 | 0.10 | 0.10 | 0.39 |
| Add: Restructuring Expense | – | – | – | 0.07 | 0.07 |
| Add: Costs Related to the Cybersecurity Incident, Net of Insurance Recoveries | – | – | – | (0.01) | – |
| Add: Transaction-related Costs | – | – | – | 0.05 | 0.05 |
| Add: Write-off of Assets due to Retailer Bankruptcy | – | – | – | 0.12 | 0.12 |
| Less: Tax Impact of Adjustments[1] | (0.02) | (0.03) | (0.03) | (0.09) | (0.16) |
| Non-GAAP Diluted Earnings Per Share from Continuing Operations[2] | $ 0.90 | $ 1.00 | $ 0.87 | $ 0.74 | $ 3.51 |
| Diluted Weighted Average Shares Outstanding | 41,851 | 40,559 | 40,481 | 40,577 | 40,863 |

PROG Holdings, Inc.

[1] Adjustments are tax-effected using an assumed statutory tax rate of 26%. [2] In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.

2026 INVESTOR DAY 105

2026 INVESTOR DAY 106 GAAP to Non-GAAP Reconciliation Table 1 Taxes are calculated on a consolidated basis and are not identifiable by Company segment. PROG Holdings, Inc. Non-GAAP Financial Information Annual Segment EBITDA from Continuing Operations (In Thousands) Twelve Months Ended December 31, 2022 Progressive Leasing Four Other Consolidated Total Net Earnings from Continuing Operations $ 86,897 Income Tax Expense1 50,017 Earnings (Loss) from Continuing Operations Before Income Tax Expense $ 174,143 $ (24,467) $ (12,762) 136,914 Interest Expense, Net 37,003 – 398 37,401 Depreciation 9,691 259 212 10,162 Amortization 21,683 1,211 – 22,894 EBITDA from Continuing Operations 242,520 (22,997) (12,152) 207,371 Stock-based Compensation 12,633 3,625 872 17,130 Restructuring Expense 8,343 – – 8,343 Impairment of Goodwill – 10,151 – 10,151 Adjusted EBITDA from Continuing Operations $ 263,496 $ (9,221) $ (11,280) $ 242,995

2026 INVESTOR DAY 107 GAAP to Non-GAAP Reconciliation Table 1 Taxes are calculated on a consolidated basis and are not identifiable by Company segment. PROG Holdings, Inc. Non-GAAP Financial Information Annual Segment EBITDA from Continuing Operations (In Thousands) Twelve Months Ended December 31, 2025 Progressive Leasing Four Other Consolidated Total Net Earnings from Continuing Operations $ 124,352 Income Tax Expense1 50,167 Earnings (Loss) from Continuing Operations Before Income Tax Expense $ 188,874 $ 2,835 $ (17,190) 174,519 Interest Expense, Net 24,205 4,942 3,107 32,254 Depreciation 5,516 220 2,295 8,031 Amortization 15,084 917 – 16,001 EBITDA from Continuing Operations 233,679 8,914 (11,788) 230,805 Stock-Based Compensation 26,168 1,028 1,281 28,477 Restructuring Expense 589 – 2,209 2,798 Write-off of Assets due to Retailer Bankruptcy 4,996 – – 4,996 Costs Related to the Cybersecurity Incident, Net of Insurance Recoveries (88) – – (88) Transaction-related Costs – – 2,179 2,179 Adjusted EBITDA from Continuing Operations $ 265,344 $ 9,942 $ (6,119) $ 269,167

2026 INVESTOR DAY 108 GAAP to Non-GAAP Reconciliation Table PROG Holdings, Inc. Non-GAAP Financial Information Adjusted EBITDA % from Continuing Operations (In Thousands) Three Months Ended December 31, 2021 March 31, 2022 June 30, 2022 September 30, 2022 December 31, 2022 Consolidated Revenues from Continuing Operations $ 630,235 $ 693,348 $ 631,926 $ 607,429 $ 594,211 Adjusted EBITDA from Continuing Operations 63,349 59,506 47,584 62,534 73,371 Adjusted EBITDA % from Continuing Operations 10.1% 8.6% 7.5% 10.3% 12.3%

2026 INVESTOR DAY 109 GAAP to Non-GAAP Reconciliation Table PROG Holdings, Inc. Non-GAAP Financial Information Adjusted EBITDA % from Continuing Operations (In Thousands) Three Months Ended December 31, 2024 March 31, 2025 June 30, 2025 September 30, 2025 December 31, 2025 Consolidated Revenues from Continuing Operations $ 606,376 $ 668,428 $ 588,503 $ 577,706 $ 574,586 Adjusted EBITDA from Continuing Operations 64,095 69,889 72,028 65,703 61,547 Adjusted EBITDA % from Continuing Operations 10.6% 10.5% 12.2% 11.4% 10.7%

# GAAP to Non-GAAP Reconciliation Table

## PROG Holdings, Inc. Non-GAAP Financial Information Reconciliation of Full Year 2026 Outlook for Adjusted EBITDA (In Thousands)

| | Fiscal Year 2026 Ranges | | | | |
|---|---|---|---|---|---|
| | **Progressive Leasing** | **Purchasing Power** | **Four** | **Other** | **Consolidated Total** |
| Estimated Net Earnings from Continuing Operations | | | | | $132,000 - $155,000 |
| Income Tax Expense[1] | | | | | 56,000 - 59,000 |
| Projected Earnings (Loss) from Continuing Operations Before Income Tax Expense | $182,000 - 193,000 | $13,000 - $22,000 | $7,500 - 11,000 | $(14,500) - $(12,000) | 188,000 - 214,000 |
| Interest Expense, Net | 36,000 - 35,000 | 1,000 | 8,000 - 9,000 | 1,500 - 2,000 | 46,500 - 47,000 |
| Depreciation | 5,000 - 6,000 | 9,000 | - | 2,500 | 16,500 - 17.500 |
| Amortization | 4,000 | 18,000 - 19,000 | 1,000 | - | 23,000 - 24,000 |
| Projected EBITDA from Continuing Operations | 227,000 - 238,000 | 41,000 - 51,000 | 16,500 - 21,000 | (10,500) - (7,500) | 274,000 - 302,500 |
| Stock-Based Compensation | 27,000 - 28,000 | 1,000 | 1,000 - 1,500 | - | 29,000 - 30,500 |
| Restructuring / Regulatory Insurance | - | - | - | - | - |
| Recoveries / Cyber / Transaction-Related Costs | - | 8,000 | - | 9,000 | 17,000 |
| Projected Adjusted EBITDA from Continuing Operations | $254,000 - 266,000 | $50,000 - 60,000 | $17,500 - $22,500 | $(1,500) - 1,500 | $320,000 - $350,000 |

PROG Holdings, Inc.

[1] Taxes are calculated on a consolidated basis and are not identifiable by Company segment.

2026 INVESTOR DAY 110

2026 INVESTOR DAY 111 GAAP to Non-GAAP Reconciliation Table PROG Holdings, Inc. Non-GAAP Financial Information Reconciliation of Full Year 2026 Outlook for Diluted Earnings Per Share to Non-GAAP Diluted Earnings Per Share 1 Adjustments are tax-effected using an assumed statutory tax rate of 26%. 2 In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding. Full Year 2026 Low High Projected Diluted Earnings Per Share from Continuing Operations $ 3.34 $ 3.79 Add: Projected Intangible Amortization Expense 0.58 0.59 Add: Restructuring / Regulatory Insurance Recoveries / Cyber / Transaction-Related Costs 0.29 0.29 Subtract: Tax Effect on Non-GAAP Adjustments1 (0.22) (0.22) Projected Non-GAAP Diluted Earnings Per Share from Continuing Operations2 $ 4.00 $ 4.45

2026 INVESTOR DAY 112 Appendix Speaker Bios

2026 INVESTOR DAY 113 Steve Michaels President & Chief Executive Officer Steve Michaels was named Chief Executive Officer of PROG Holdings, Inc. in December 2020, and President of the Company in April 2021. Mr. Michaels, who is also a member of PROG Holdings’ Board of Directors, previously served as CEO of the Company’s Progressive Leasing segment, and as Chief Financial Officer and President of Strategic Operations, Vice President of Strategic Planning & Business Development, and Vice President of Finance at Aaron’s Inc. Mr. Michaels received a Bachelor of Science degree in Finance from the University of Florida and an MBA from Georgia State University.

2026 INVESTOR DAY 114 Brian Garner Chief Financial Officer Brian Garner has been Chief Financial Officer of PROG Holdings since December 2020. Previously, Mr. Garner served as Senior Vice President of Finance and Accounting, Vice President of Finance and Accounting, and Controller of the Company’s Progressive Leasing segment. Prior to joining Progressive Leasing, he was employed by Ernst & Young as a member of the firm’s Assurance and Advisory practice, where he provided technical guidance and advised on SEC filings, initial public offerings, and M&A transactions for public and private corporations in Silicon Valley. Mr. Garner has a Master of Science degree in Accounting and Finance from Brigham Young University.

2026 INVESTOR DAY 115 Nate Roe Chief Commercial Officer, Progressive Leasing Nate Roe was named Chief Commercial Officer of Progressive Leasing in 2024, following a decade as the Company’s Senior Vice President of Sales, where he managed Progressive Leasing’s largest retailer partnerships while overseeing new business development. He joined Progressive in 2006 and has held several key leadership positions at the Company throughout that time, including Vice President of Business Development, Vice President of Sales and Marketing, and Vice President of Sales and Operations. Mr. Roe graduated from the University of Utah with a Bachelor of Science in Business and Finance.

2026 INVESTOR DAY 116 Lee Wright President, Purchasing Power Lee Wright, the President of Purchasing Power, is a seasoned executive with deep experience leading billion-dollar retail, financial services and consumer- focused businesses. He most recently served as Chief Executive Officer of The Vitamin Shoppe, the leading omnichannel health and wellness specialty retailer in the United States. His background also includes senior leadership roles across publicly traded and private equity–backed companies, including roles as Chief Operating Officer and Chief Financial Officer at Conn’s Inc. and Chief Executive Officer at Professional Directional Enterprises. Prior to his corporate roles, Mr. Wright held various investment positions for sixteen years within several private equity firms, including as Senior Managing Director at Diamond Castle and as a Director at DLJ Merchant Banking Partners. Mr. Wright holds a Bachelor of Science, magna cum laude and Phi Beta Kappa, from Washington & Lee University.

2026 INVESTOR DAY 117 John Trainor President, Four Technologies John Trainor is the President of Four Technologies, our Buy Now, Pay Later business. He has more than 25 years of experience as a business and technology leader, with significant expertise in consumer financial services and payment options, retail, connected devices, digital marketing, and other consumer-facing digital experiences. Prior to joining PROG Holdings, John served as the Chief Technology Officer of Wahoo Fitness and, before that, as Chief Information Officer of Aaron’s, Inc. In both of those roles, he led teams responsible for designing and implementing consumer-facing technology platforms that enhanced the consumer experience and drove significant incremental revenue. John received a Bachelors of Electrical Engineering degree from the Georgia Institute of Technology. He previously served as the Chair of the Board of Directors for the Technology Association of Georgia and was recognized as the Chief Information Officer of the Year by Georgia CIO Leadership Association.

2026 INVESTOR DAY 118 Sridhar Nallani Chief Technology Officer As PROG Holdings’ Chief Technology Officer, Sridhar Nallani is responsible for the development, integration, and innovation of all customer-, partner-, and employee-facing technologies for the Company and its subsidiaries. He was named to his current role in 2023, joining PROG Holdings from leading outdoor retailer Backcountry, where he served as Executive Vice President and Chief Technology Officer. Throughout Mr. Nallani’s career he has focused on direct- to-consumer transactions in financial services and retail during time in senior leadership roles at Gap Inc., Charlotte Russe, Macy’s, and a number of other companies. Mr. Nallani was named to the 2019 National Diversity Council list of the United States’ top 50 CIOs and CTOs and serves as a technology and digital strategy advisor to the Board of Directors of private equity firm TSG Consumer Partners. He received his Bachelor’s in Computer Science from Osmania University, Telangana, India, and his Master’s in Computer Science from Louisiana State University, Baton Rouge, United States.